Exhibit 4.1

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK. $0.0001 PAR VALUE, OF THERAPEUTICS ACQUISITION CORP. d/b/a RESEARCH ALLIANCE CORP. I transferable on the books of the Corporation in person or by attorney upon surrender of this certiﬁcate duly endorsed or assigned. This Certiﬁcate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certiﬁcate of Incorporation and Bylaws of the Corporation, as now or as hereafter amended. This Certiﬁcate is not valid until countersigned by the Transfer Agent CHEIF FINANCIAL OFFICER CHEIF EXECUTIVE OFFICER

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they w ere written out in full according to applicable laws or regulations : TEN COM - as tenants in common UNIF GIFT MIN ACT________Custodian___________ TEN ENT - as tenants by entireties (Cust) (Minor) JT TEN - as joint tenants with right of survivorship and not as tenants under Uniform Gifts to Minors in common Act_________________ TTEE - trustee under Agreement dated __________ (State) Additional abbreviations may also be used t hough not in the above list. For value received,__________________hereb y sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER INDENTIFYING NUMBER OF ASSIGNEE ___________________________________________________ ______________________________________________ ___________________________________________________ ______________________________________________ ___________________________________________________ ______________________________________________ ___________________________________________________ ______________________________________ Shares of the common stock represented by this certificate and do hereby irrevocably constitutes and appoint _______________________________________________ _______________________________________________________________ , Attorney, to transfer the said stock on the books of the within -named Corporation with full power of substitution in the premises. DATED ______________________ _______________________________ NOTICE: The signature to this assignment must correspond with t he name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatsover . SIGNATURE GUARANTEED: __________________________________________________________________________________ THE SINGNA TURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANT OR INSTITUTION, (BANKS, ST OCKBROKERS, SA VINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNA TURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.

SEE REVERSE FOR IMPORTANT NOTICE REGARDING OWNERSHIP AND TRANSFER RESTRICTIONS AND CERTAIN OTHER INFORMATION INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE CUSIP SPECIMEN FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK. $10.00 PAR VALUE, OF transferable on the books of the Corporation in person or by attorney upon surrender of this certiﬁcate duly endorsed or assigned. This Certiﬁcate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certiﬁcate of Incorporation and Bylaws of the Corporation, as now or as hereafter amended. This Certiﬁcate is not valid until countersigned by the Transfer Agent CHEIF ACCOUNTING OFFICER CHEIF EXECUTIVE OFFICER THERAPEUTICS ACQUISITION CORP. d/b/a RESEARCH ALLIANCE CORP. I